THE CLOROX COMPANY
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AMENDMENT NO. 1

     Pursuant to Section 3.2 of The Clorox Company Supplemental Executive Retirement Plan (the “SERP”), the SERP is hereby amended as follows, effective as of July 29, 2011:

1.	Section 1.1 of the SERP is hereby amended to add the following sentence to the end thereof:

“Notwithstanding anything herein to the contrary, the Accrued Benefit of a Participant who has not Separated from Service on or before June 30, 2011, but who remains eligible to receive either a Normal Retirement Benefit or Early Retirement Benefit after June 30, 2011 shall be calculated in accordance with the terms of the Plan, disregarding any Compensation earned for any period of service after June 30, 2011.”

2.	Section 1.7 of the SERP is hereby amended to add the following new sentences to the end thereof:

“Notwithstanding anything herein to the contrary, Compensation shall not include any base salary, Annual Incentive Plan Compensation, Executive Incentive Compensation or other compensation earned for any period after June 30, 2011. For the avoidance of doubt, for purposes of Section 2.3 and 2.5, with respect to each Participant who is actively employed by the Company on June 30, 2011, such Participant’s highest monthly average Compensation shall be determined based solely on Compensation earned on or before June 30, 2011.”

3.	Section 2.1 of the SERP is hereby amended to add the following new sentence to the end thereof:

“Notwithstanding anything herein to the contrary, no individual who is not a Plan Participant as of June 30, 2011 may become entitled to become a Plan Participant after June 30, 2011.”

4.	Section 2.3 of the SERP is hereby amended to add the following new sentences to the end thereof:

“Notwithstanding anything herein to the contrary, with respect to each Participant who is actively employed by the Company on June 30, 2011, the offset amounts described in clauses (a) and (b) above shall be determined as of June 30, 2011 assuming, for purposes of such determinations, that each such Participant incurred a Separation from Service on June 30, 2011.”

5.	Article I of the SERP is hereby amended to add the following new definition:

“Spouse” means with respect to a Participant, a person who is the Participant’s spouse under applicable state law, including a person who is registered as the domestic partner of the Participant under state law, and without regard to whether or not the person would be considered the Participant’s spouse under federal law.”

6.	The SERP is hereby amended to replace all references in the SERP to a Participant’s “spouse” with the defined term “Spouse”.

Except as modified by this Amendment No. 1, the SERP shall remain unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, The Clorox Company has caused this Amendment No. 1 to be duly executed as of the day and year first written above.

The Clorox Company

By:	/s/ Jacqueline P. Kane